SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Arpil 2, 2001

---------------

Date of Report

(Date of earliest

event reported)

SHURGARD STORAGE CENTERS, INC.

(Exact name of registrant as specified in its charter)

Washington 0-23466 91-1603837

(State or other jurisdication (Commission (IRS Employer

of Incorporation) File No.) Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 624-8100

(Registrant's telephone number, including area code)

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Item 5. Other Events.

On February 7, 2000, the Company reported operating results for the fourth quarter and year ended December 31, 1999.

Year End Financial Results (Unaudited)

For the year ended December 31, 1999, Funds From Operations (FFO)

were $78.6 million, representing a 9.3% increase over 1998. FFO is defined as net income plus depreciation and amortization

(excluding amortization of financing costs), minus non-recurring income and expense. For a more detailed definition please refer to the Company's Annual Report on Form 10-K for the

year ended December 31, 1998. Beginning in the fourth quarter of

1999, the Company's European operations are no longer being

consolidated and are now being reported under the equity method.

For reporting purposes this change has been made retroactive to

January 1, 1999.

Consolidated net operating income (NOI), defined as rental revenue less direct property operating expenses and real estate taxes,

rose to $122.7 million for the year, a 12.7% increase over 1998 consolidated domestic NOI of $108.9 million. This increase

resulted from Same Store NOI growth of 5.1%, with the remaining increase coming from acquisitions and the opening of newly

developed stores in both 1998 and 1999. The increase in Same

Store NOI was the result of a 4.3% revenue increase, with expense growth limited to 2.3%. Net income was $50.7 million for the year, up 13.3% from 1998. The Company is implementing a change in its late fee policy in the first quarter of 2000. This policy change may result in a decrease in annual late fee revenue in 2000 of between $1.1 million and $1.75 million as compared to

historical levels of late fee revenue. For a more detailed

definition of Same Store please refer to the Company's 1998 Annual

Report on Form 10-K.

Consolidated rental revenue for the year was $175.0 million,

representing an increase of 13.1% over consolidated domestic revenue of $154.7 million for the same period of 1998. This

increase is the result of Same Store revenue growth of 4.3%, with the remaining increase coming from acquisitions and the opening of newly developed stores in both 1998 and 1999. Same Store revenue growth was primarily the result of increased Same Store rental rates. Same Store rental rates were $10.37 for 1999, up 4.4% when compared to 1998. Same Store occupancy remained consistent at 86%

for both 1998 and 1999. At December 31, 1999, the Company's Same

Store portfolio consisted of 264 stores.

The Company's total assets and debt, as of December 31, 1999, were

$1.2 billion and $434.3 million respectively, with a total market capitalization of $1.2 billion. The Company has a debt to total market capitalization ratio of 36% as of December 31, 1999.

Fourth Quarter Financial Results

FFO for the fourth quarter was $20.1 million, representing an increase of 8.9% over the fourth quarter of 1998.

Consolidated NOI for the fourth quarter was $31.2 million, an increase of 9.1% over consolidated domestic NOI of $28.6 million for the fourth quarter of 1998. This increase resulted from Same

Store NOI growth of 3.2% with the remaining increase coming from acquisitions and the opening of newly developed stores in both

1998 and 1999. The increase of Same Store NOI growth was the result of a 4.2% revenue increase and an expense increase of 6.6%.

Net income for the quarter was $13.7 million, up 22.1% over the fourth quarter of 1998. In the first quarter of 2000 the Company is implementing several sales initiatives, including expansion of its commercial accounts and direct sale programs, and the roll out of enhanced e-commerce capability designed to allow on line sales of all of the Company's products. These new sale initiatives are expected to result in expense beginning in the first quarter that will be higher then historical levels; however, these higher expenses are not expected to have a negative impact the Company's performance for the full year 2000.

Total consolidated rental revenue for the fourth quarter of 1999 was $45.5 million, which represents an 11% increase over

consolidated domestic revenue of $41.0 million for the fourth quarter of last year. This increase is the result of Same Store revenue growth of 4.2%, with the remaining increase coming from acquisitions made during 1999 and the opening of newly developed stores in both 1998 and 1999. Same Store revenue growth was

primarily the result of increases in Same Store rental rates.

Same Store rental rates were $10.49, up 3.7% when compared to the fourth quarter of 1998. Same Store occupancy remained consistent at 86%.

Fourth Quarter Dividend Declared and Date of Annual

Shareholder's Meeting Set

The Company's Board of Directors declared a fourth quarter

dividend of $0.50 per share payable on February 25, 2000 to

shareholders of record as of February 11, 2000. The Board of

Directors also set the date of the annual shareholder's meeting for May 9, 2000, with a record date of March 16, 2000.

This report contains statements regarding the expected impact of the implementation of the Company's revised late fee policy and sales initiatives on the Company's revenues and expenses for the first quarter and full year 2000. These expectations constitute forward-looking statements within the meaning of the Private

Securities Litigation Reform Act and are based on several

assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the sales initiatives will not be successful and that the Company's expenses or revenues may be affected by other factors, such as the risk that

competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed properties, and the risk that the Company may experience increases in labor, taxes, marketing and other operating and construction expenses. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on From 10-K for the year ended December 31, 1998, as filed with the SEC.

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SHURGARD STORAGE CENTERS, INC.

Consolidated Balance Sheets (unaudited)

(Amounts in thousands except share data)
	December 31, 1999	December 31, 1998
ASSETS:
Storage centers:
Land	$ 228,601	$ 212,154
Buildings and equipment, net	761,921	750,700
Construction in progress	49,939	81,043
Total storage centers	1,040,461	1,043,897
Other real estate investments	33,929	33,057
Cash and cash equivalents	11,645	9,474
Restricted cash	7,166	6,864
Other assets	60,025	60,615
Total assets	$ 1,153,226	$ 1,153,907

LIABILITIES & SHAREHOLDERS' EQUITY:
Accounts payable and other liabilities	$ 34,312	$ 41,312
Lines of credit	102,002	95,028
Notes payable	332,347	330,998
Total liabilities	468,661	467,338

Minority interest in other real estate investments	40,763	34,759

Commitments and contingencies ( Notes D, E, and F)

Shareholders' equity:

Series B Cumulative Redeemable Preferred Stock; $0.001 par value: 2,300,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000,000	48,056	48,056
Series C Cumulative Redeemable Preferred Stock; $0.001 par value: 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000,000	48,115	48,115
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 29,093,474 and 28,677,367 shares issued and outstanding	611,973	605,484
Class B Common Stock, $0.001 par value; 500,000 shares authorized; 154,604 issued and outstanding, net of loans to shareholders of $4,002	(1,086)	(1,086)
Accumulated net income less distributions	(63,256)	(47,312)
Accumulated other comprehensive income	-	(1,447)
Total shareholders' equity	643,802	651,810

Total liabilities and shareholders' equity	$ 1,153,226	$ 1,153,907

As of the fourth quarter of 1999 the Company's European operations are no longer being consolidated, but are now reported under the equity method. This reporting change has been made retroactive to January 1,

1999.

SHURGARD STORAGE CENTERS, INC.

YEAR-TO-DATE OPERATING RESULTS

Consolidated Statements of Net Income (unaudited)

(Amounts in thousands except share data)

	December 31, 2000	December 31, 1999
Revenue
Rental revenue	$175,045	$158,989
Revenue from other real estate investments	(3,302)	(1,628)
Property management revenue	1,411	1,893
Total revenue	173,154	159,254
Expenses
Operating	47,660	46,421
Depreciation and amortization	36,858	33,644
Real estate taxes	15,777	13,195
General and administrative	4,193	4,578
Total expenses	104,488	97,838

Income from operations	68,666	61,416
Other Income (Expense)
Interest and other income	2,826	1,431
Interest expense	(22,445)	(21,076)
Total other income (expense)	(19,619)	(19,645)

Minority interest	2,724	2,963

Income before cumulative effect of a change in accounting principle	51,771	44,734
Change in accounting principle	(1,098)	-
Net Income	$ 50,673	$ 44,734

BASIC EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle	$1.49	$1.40
Cumulative change in accounting principle	(0.04)	-
Net Income	$1.45	$1.40

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle	$1.48	$1.40
Cumulative change in accounting principle	(0.04)	-
Net Income	$1.44	$1.40

FFO RECONCILIATION:
Net income	$50,673	$44,734
Non-recurring items	1,091	(416)
Preferred dividend	(8,750)	(4,690)
Depreciation/amortization	36,858	33,644
Adjustment for depreciation/amortization from joint ventures and subsidiaries	(59)	(252)
Deferred financing costs	(1,209)	(1,120)
Funds from operations (FFO) (1)	$78,604	$71,900

SELECTED ADDITIONAL INFORMATION:
Net operating income (NOI) (2)	$122,728.00	$111,055.00
Cash dividends	$ 2.00	$ 1.96
Basic avg. shares outstanding	29,087,160	28,693,218
Diluted avg. shares outstanding	29,129,920	28,693,218

SHURGARD STORAGE CENTERS, INC.

QUARTERLY OPERATING RESULTS

Consolidated Statements of Net Income (unaudited)

(Amounts in thousands except share data)

	For the three months ended December 31, 2000	For the three months ended December 31, 1999
Revenue
Rental revenue	$45,549	$42,497
Revenue from other real estate investments	(890)	(384)
Property management revenue	364	90
Total revenue	45,023	42,203
Expenses
Operating	12,832	12,697
Depreciation and amortization	9,416	9,375
Real estate taxes	4,372	3,687
General and administrative	982	1,679
Total expenses	27,602	27,438

Income from operations	17,421	14,765
Other Income (Expense)
Interest and other income	1,664	389
Interest expense	(6,248)	(5,635)
Total other income (expense)	(4,584)	(5,246)

Minority interest	878	1,713
Net Income	$ 13,715	$ 11,232

BASIC EARNINGS PER SHARE:
Net Income	$ 0.39	$ 0.34

DILUTED EARNINGS PER SHARE:
Net Income	$ 0.39	$ 0.34

FFO RECONCILIATION:
Net income	$13,715	$11,232
Non-recurring items	(391)	-
Preferred dividend	(2,187)	(1,390)
Depreciation/amortization	9,416	9,375
Adjustment for depreciation/amortization from joint ventures and subsidiaries	(143)	(522)
Deferred financing costs	(350)	(280)
Funds from operations (FFO) (1)	$20,060	$18,415

SELECTED ADDITIONAL INFORMATION:
Net operating income (NOI) (2)	$ 31,206	$ 29,059
Cash dividends	$ 0.50	$ 0.49
Basic avg. shares outstanding	29,199,121	28,789,792
Diluted avg. shares outstanding	29,242,845	28,789,792

(1) NOI is defined as rental revenue less direct property operating expenses and real estate taxes.

As of the fourth quarter of 1999 the Company's European operations are no longer being consolidated, but are now reported under the equity method. This reporting change has been made retroactive to January 1,

1999.

Summary of Operating Self Storage Properties

Domestic European Total
	Number of	Net Rentable	Number of	Net Rentable	Number of	Net Rentable
	Properties	Square Feet	Properties	Square Feet	Properties	Square Feet

100% owned	258	16,763,000	-	-	258	16,763,000
Partially owned, consolidated	42	2,732,000	-	-	42	2,732,000
Partially owned, unconsolidated	24	1,420,000	28	1,671,000	52	3,091,000
Fee managed	33	1,851,000	-	-	33	1,851,000
	357	22,766,000	28	1,671,000	385	24,437,000

The following statements include a comparative presentation of results of operations as if our European investment had been accounted for using the equity method throughout 1998 and 1999. Our European operations were consolidated in our 1998 GAAP financial statements.

SHURGARD STORAGE CENTERS, INC.

Year-to-date (unaudited)

(Amounts in thousands)

	December 31, 2000	December 31, 1999
Revenue
Rental revenue	$175,045	$154,745
Revenue from other real estate investments	(3,302)	(2,041)
Property management revenue	1,411	1,893
Total revenue	173,154	154,597
Expenses
Operating	47,660	43,086
Depreciation and amortization	36,858	31,876
Real estate taxes	15,777	13,063
General and administrative	4,193	4,162
Total expenses	104,488	92,187

Income from operations	68,666	62,410
Other Income (Expense)
Interest and other income	2,826	1,407
Interest expense	(22,445)	19,265)
Total other income (expense)	(19,619)	(17,858)

Minority interest	2,724	182

Income before cumulative effect of a change in accounting principle	51,771	44,734
Change in accounting principle	(1,098)	-
Net Income	$ 50,673	$ 44,734